Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

Miscor Group Limited
South Bend, Indiana

We hereby consent to the incorporation by reference in the registration statements on Form S-8 (Reg Nos. 333-143962, 333-143962, and 333-141537) of our report dated April 15, 2010, relating to the consolidated financial statements of Miscor Group, Ltd. and Subsidiaries appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009.

/s/ BDO Seidman, LLP
Kalamazoo, MI.
April 15, 2010